UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2020

Discovery, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34177	35-2333914
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8403 Colesville Road Silver Spring, Maryland	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 240-662-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A Common Stock	DISCA	Nasdaq
Series B Common Stock	DISCB	Nasdaq
Series C Common Stock	DISCK	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 18, 2020, Discovery Communications, LLC (“DCL”), a wholly-owned subsidiary of Discovery, Inc. (“Discovery”), completed its registered offering of $1 billion aggregate principal amount of its 3.625% Senior Notes due 2030 (the “2030 Notes”) and $1 billion aggregate principal amount of its 4.650% Senior Notes due 2050 (the “2050 Notes” and, together with the 2030 Notes, the “Notes”). The offering of the Notes was made pursuant to DCL’s shelf registration statement on Form S-3 (File No. 333-231160) filed with the Securities and Exchange Commission on May 1, 2019 (the “Registration Statement”).

The Notes were sold in an underwritten public offering pursuant to an underwriting agreement, dated as of May 7, 2020, among DCL, Discovery, Scripps Networks Interactive, Inc. (“Scripps”), a wholly-owned subsidiary of Discovery, and BofA Securities, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC, as the representatives of the several underwriters named therein.

The Notes were issued pursuant to an indenture, dated as of August 19, 2009, among DCL, Discovery and U.S. Bank National Association, as trustee (the “base indenture”), as supplemented by an eighteenth supplemental indenture, dated as of May 18, 2020, among DCL, Discovery, Scripps and U.S. Bank National Association, as trustee. The base indenture and the eighteenth supplemental indenture contain certain covenants, events of default and other customary provisions.

The 2030 Notes bear interest at a rate of 3.625% per year and will mature on May 15, 2030. The 2050 Notes bear interest at a rate of 4.650% per year and will mature on May 15, 2050. Interest on the 2030 Notes and the 2050 Notes is payable on May 15 and November 15 of each year, beginning on November 15, 2020.

Prior to February 15, 2030, DCL may, at its option, redeem some or all of the 2030 Notes at any time and from time to time by paying a make-whole premium, plus accrued and unpaid interest, if any, to the date of redemption. On and after February 15, 2030, DCL may, at its option, redeem some or all of the 2030 Notes at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2030 Notes to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption. Prior to November 15, 2049, DCL may, at its option, redeem some or all of the 2050 Notes at any time and from time to time by paying a make-whole premium, plus accrued and unpaid interest, if any, to the date of redemption. On and after November 15, 2049, DCL may, at its option, redeem some or all of the 2050 Notes at any time or from time to time, at a redemption price equal to 100% of the principal amount of the 2050 Notes to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption.

The Notes are unsecured and rank equally in right of payment with all of DCL’s other unsecured senior indebtedness. The Notes are fully and unconditionally guaranteed on an unsecured and unsubordinated basis by Discovery and Scripps.

DCL expects that the net proceeds from the sale of the Notes will be approximately $1.979 billion after deducting the underwriting discounts and its estimated expenses related to the offering.

Discovery intends to use the net proceeds from the offering to fund the previously announced tender offers for several series of outstanding notes issued by DCL and Scripps and to pay accrued and unpaid interest, premiums, fees and expenses in connection with those tender offers. Discovery intends to use any remaining proceeds for general corporate purposes, which may include without limitation, repayment and refinancing of debt, working capital and capital expenditures.

Description of Notes, Base Indenture and Supplemental Indenture

The foregoing descriptions of the Notes, the base indenture and the eighteenth supplemental indenture are summaries only and are qualified in their entirety by reference to the full text of such documents. The base indenture, which was filed as Exhibit 4.1 to Discovery’s Current Report on Form 8-K on August 19, 2009, was included as Exhibit 4.9 to the Registration Statement, and the eighteenth supplemental indenture, which is filed as Exhibit 4.1 hereto, is incorporated by reference into the Registration Statement.

Opinions regarding the legality of the Notes and the guarantees thereof are incorporated by reference into the Registration Statement and are filed as Exhibits 5.1 and 5.2 hereto, and consents relating to the incorporation of such opinions are incorporated by reference into the Registration Statement and are filed as Exhibits 23.1 and 23.2 hereto by reference to their inclusion within Exhibits 5.1 and 5.2, respectively.

Item 8.01	Other Events.

On May 14, 2020, Discovery issued a press release announcing the expiration of the cash tender offers (the “Any and All Offer”) by DCL for any and all of its outstanding 4.375% Senior Notes due 2021 (the “4.375% 2021 Notes”), 3.300% Senior Notes due 2022 (the “3.300% 2022 Notes”) and 3.500% Senior Notes due 2022 (the “3.500% 2022 Notes” and, together with the 4.375% 2021 Notes and the 3.300% 2022 Notes, the “Any and All Notes”) at 5:00 p.m., New York City time, on May 13, 2020 (the “Expiration Time”). As of the Expiration Time, according to information provided by D.F. King & Co., Inc., the tender agent and information agent for the Any and All Offer, (i) $304,717,000 of the 4.375% 2021 Notes, (ii) $328,102,000 of the 3.300% 2022 Notes, and (iii) $292,560,000 of the 3.500% 2022 Notes had been validly tendered and delivered (and not validly withdrawn) in the Any and All Offer. An additional $30,000 of the 3.300% 2022 Notes were validly tendered and delivered (and not validly withdrawn) pursuant to guaranteed delivery procedures.

DCL accepted for purchase all of the Any and All Notes validly tendered and delivered (and not validly withdrawn) in the Any and All Offer at or prior to the Expiration Time or pursuant to guaranteed delivery procedures. Payment for the Any and All Notes purchased pursuant to the Any and All Offer was made on May 18, 2020 (the “Settlement Date”).

The applicable “Total Consideration” payable to holders is $1,034.21 for each $1,000 principal amount of 4.375% 2021 Notes, $1,039.94 for each $1,000 principal amount of 3.300% 2022 Notes and $1,042.05 for each $1,000 principal amount of 3.500% 2022 Notes, plus, in each case, accrued and unpaid interest on the Any and All Notes validly tendered and accepted for purchase from the applicable last interest payment date up to, but not including, the Settlement Date, payable on the Settlement Date. The Any and All Offer was funded from the net proceeds, from the issuance and sale by the DCL of the Notes described above.

The Any and All Offer was made on the terms and subject to the conditions set forth in the offer to purchase and notice of guaranteed delivery that were sent to registered holders of the Any and All Notes and posted online at www.dfking.com/discovery.

A copy of Discovery’s press release announcing the expiration of the Any and All Offer is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The information contained in Item 8.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 are for information purposes only and do not constitute an offer to purchase the Any and All Notes.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Eighteenth Supplemental Indenture, dated as of May 18, 2020, among Discovery Communications, LLC, Discovery, Inc., Scripps Networks Interactive, Inc. and U.S. Bank National Association, as trustee

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

5.2	Opinion of Ice Miller LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1)

23.2	Consent of Ice Miller LLP (contained in Exhibit 5.2)

99.1	Press release of Discovery, Inc., dated May 14, 2020

101	Inline XBRL Instance Document - the instance document does not appear in the Interactive Date File because its XBRL tags are embedded within the Inline XBRL document

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2020	DISCOVERY, INC.

	By:	/s/ Bruce L. Campbell
	Name:	Bruce L. Campbell
	Title:	Chief Development, Distribution & Legal Officer